Exhibit 10.1

FOURTH OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

THIS FOURTH OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT (this “Agreement”), dated as of August 29, 2019, is by and among Staffing 360 Solutions, Inc. (the “Company”), Faro Recruitment America, Inc. (“Faro”), Monroe Staffing Services, LLC (“Monroe”), Staffing 360 Georgia, LLC, a Georgia limited liability company (“S360 Georgia”), Lighthouse Placement Services, Inc. (“Lighthouse”), Key Resources, Inc., a North Carolina corporation (“Key Resources”; together with each of Faro, Monroe, S360 Georgia and Lighthouse referred to herein collectively as the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Company are referred to herein collectively as the “Obligors”), and Jackson Investment Group, LLC (the “Purchaser”).

WHEREAS, the Obligors and the Purchaser are parties to that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017 (the “Original Purchase Agreement”), as amended by that certain First Omnibus Amendment, Joinder and Reaffirmation Agreement dated as of August 27, 2018 (the “First Omnibus Amendment”), that certain Second Omnibus Amendment and Reaffirmation Agreement dated as of November 15, 2018 (the “Second Omnibus Amendment”), that certain Third Omnibus Amendment and Reaffirmation Agreement dated as of February 7, 2019 (the “Third Omnibus Amendment”; the Original Purchase Agreement as amended by the First Omnibus Amendment, the Second Omnibus Amendment and the Third Omnibus Amendment is referred to herein as the “Existing Purchase Agreement”, and the Existing Purchase Agreement as amended by this Agreement and as the same may hereafter further be amended, restated, supplemented or otherwise modified from time to time is referred to herein as the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement), pursuant to which, among other things, the Company issued (a) that certain Amended and Restated 12% Senior Secured Promissory Note due September 15, 2020, dated November 15, 2018, in the principal amount of $27,312,000 (the “Amended and Restated Note”) pursuant to the Existing Purchase Agreement and in connection with the Debt Exchange Agreement, and (b) that certain 12% Senior Secured Promissory Note due September 15, 2020, dated August 27, 2018, in the principal amount of Eight Million Four Hundred Twenty-Seven Thousand Seven Hundred Ninety-Four Dollars ($8,427,794) (the “Second Senior Note”) issued by the Company to the Purchaser on August 27, 2018 pursuant to Section 2.1(b) of the Existing Purchase Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company desires to issue a new 18% Senior Secured Promissory Note due December 31, 2019, dated the date hereof, in the principal amount of $2,538,000 (as amended, supplemented, restated or otherwise modified from time to time, the “New Senior Note”);

WHEREAS, the parties desire to enter into this Agreement to, among other things, amend certain provisions of (i) the Existing Purchase Agreement, (ii) that certain Amended and Restated Security Agreement, dated as of September 15, 2017, as amended by the First Omnibus Amendment, the Second Omnibus Amendment and the Third Omnibus Amendment (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Obligors and the Purchaser, and (iii) that certain Amended and Restated Pledge Agreement, dated as of September 15, 2017, as amended by the First Omnibus Amendment, the Second Omnibus Amendment and the Third Omnibus Amendment (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), in connection with the transactions contemplated by the New Senior Note, in each case as provided below in this Agreement.

Exhibit 10.1

NOW THEREFORE, in order to induce the Purchaser to make the loan evidenced by the New Senior Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to the Existing Purchase Agreement.  Subject to the satisfaction of the conditions precedent in Section 4, the Existing Purchase Agreement is hereby amended as follows:

A.Section 1.1 of the Existing Purchase Agreement is hereby amended by amending and restating the following defined terms in their entity with the applicable definitions set forth below:

“Agreement” means this Amended and Restated Note Purchase Agreement, as amended by the First Omnibus Agreement, the Second Omnibus Amendment, the Third Omnibus Amendment and the Fourth Omnibus Amendment, and as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

“Amended and Restated Note” means that certain Amended and Restated 12% Senior Secured Promissory Note due September 15, 2020, dated November 15, 2018, in the principal amount of $27,312,000, issued by the Company to the Purchaser on November 15, 2018 in connection with the Debt Exchange Agreement, and each other senior promissory note now or hereafter delivered to the Purchaser in substitution, replacement or exchange thereof, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

“Closing” means, collectively or individually, as context may require, the Original Closing, the Second Closing and the New Closing.

“Closing Date” means, collectively or individually, as context may require, the Closing Date, the Second Closing Date and the New Closing Date.

“Maturity Date” means (a) with respect to each of the Amended and Restated Note and the Second Senior Note, September 15, 2020, or such earlier date upon the acceleration thereof pursuant to Section 9.2 hereof, and (b) with respect to the New Senior Note, December 31, 2019, or such earlier date upon the acceleration thereof pursuant to Section 9.2 hereof.

“MidCap Intercreditor Agreement” means Intercreditor Agreement dated as of September 15, 2017, as amended by that certain First Amendment to Intercreditor Agreement dated as of August 27, 2018, that certain Second Amendment to Intercreditor Agreement dated as of February 7, 2019, and that certain Third Amendment to Intercreditor Agreement dated as of Fourth Amendment Effective Date, and as further amended, restated, supplemented or otherwise modified from time to time.

“Pay Proceeds Letter” means, collectively or individually, as the context may require (a) that certain Pay Proceeds Letter, dated the Closing Date, executed by the Company and addressed to the Purchaser, (b) the Second Pay Proceeds Letter, and (c) the New Pay Proceeds Letter.

“Second Senior Note” shall mean that certain 12% Senior Secured Promissory Note due September 15, 2020, dated August 27, 2018, in the principal amount of Eight Million Four Hundred Twenty-Seven Thousand Seven Hundred Ninety-Four Dollars ($8,427,794) issued by the Company to the Purchaser on August 27, 2018 pursuant to Section 2.1(b), and each other senior promissory note now or hereafter delivered to the Purchaser in substitution, replacement or exchange thereof, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

Exhibit 10.1

“Senior Note” means, collectively or individually, as the context may require (a) the Amended and Restated Note, (b) the Second Senior Note, (c) the New Senior Note, and (d) each other senior promissory note now or hereafter delivered by the Company to the Purchaser in substitution, replacement or exchange of the Amended and Restated Note, the Second Senior Note and the New Senior Note, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

B.Section 1.1 of the Existing Purchase Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order:

“Fourth Amendment Effective Date” means August 29, 2019.

“Fourth Omnibus Amendment” means that certain Fourth Omnibus Amendment and Reaffirmation Agreement, dated as of the Fourth Amendment Effective Date, by and among the Obligors and the Purchaser, as may be amended, restated, supplemented or otherwise modified from time to time.

“New Closing” shall mean the closing of the purchase and sale of the New Senior Note, and the payment of the New Purchase Price therefor, as contemplated by this Agreement and the other Transaction Documents.

“New Closing Date” shall mean the date upon which all conditions in Section 4 of the Fourth Omnibus Amendment have been satisfied (or waived in writing by Purchaser in its sole discretion) and the New Closing has occurred.

“New Pay Proceeds Letter” means that certain Pay Proceeds Letter, dated the Fourth Amendment Effective Date, executed by the Company and addressed to the Purchaser.

“New Senior Note” shall mean that certain 18% Senior Secured Promissory Note due December 31, 2019, dated the Fourth Amendment Effective Date, in the principal amount of Two Million Five Hundred Thirty-Eight Thousand Dollars ($2,538,000) issued by the Company to the Purchaser on the Fourth Amendment Effective Date pursuant to Section 2.1(c), and each other senior promissory note now or hereafter delivered to the Purchaser in substitution, replacement or exchange thereof, in each case as amended, restated, supplemented or modified from time to time pursuant to the provisions of this Agreement.

C.The parties agree that all references to the “New Senior Note” in Section 2.1(b) of the Existing Purchase Agreement shall be deemed to refer to the Second Senior Note.

D.Section 2.1 of the Existing Purchase Agreement is hereby amended by adding a new subsection (c) immediately at the end thereof to read in its entirety as follows:

“(c) Purchase and Sale of New Senior Note.  The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company contained herein, Purchaser agrees to purchase from the Company the New Senior Note for an aggregate total purchase price of Two Million Five Hundred Thirty-Eight Thousand Dollars ($2,538,000) (the “New Purchase Price”), subject to the conditions as provided below in this Section and to the satisfaction of each of the conditions precedent set forth in Section 4 of the Fourth Omnibus Agreement, to be paid in a single advance in the amount of the New Purchase Price (the “New Advance”) on the New Closing Date, as provided in the immediately succeeding sentence.  Upon satisfaction of all conditions to the New Closing set forth in Section 4 of the Fourth Omnibus Agreement, at the New Closing the Purchaser shall pay the New Advance to the Company by wire transfer pursuant to

Exhibit 10.1

the instructions of the Company as set forth in the New Pay Proceeds Letter for use by the Company solely to fund payment of the earn-out due to the Sellers (as such term is defined in the Butler Acquisition Agreement), to pay transaction fees and expenses relating to the New Closing and the balance, if any, for working capital and general corporate purposes; provided that $188,000 of the New Advance shall be retained by the Purchaser and applied by the Purchaser to (i) the payment of a non-refundable commitment fee in the amount of $150,000 which is due and payable by the Company to the Purchaser in connection with the making of the New Advance and which is fully earned by the Purchaser on the New Closing Date, and (ii) reimbursement of out-of-pocket fees and expenses (including reasonable attorney fees’) incurred by the Purchaser in connection with the New Advance and related transactions, together with certain other outstanding fees and expenses of counsel to Purchaser incurred in connection with other Purchase Agreement related matters.  The Company acknowledges that the payment amounts described in the immediately preceding proviso shall be fully earned and non-refundable when paid on the New Closing.  For the avoidance of doubt, if the conditions precedent set forth in Section 4 of the Fourth Omnibus Agreement are not satisfied (or waived in writing by Purchaser in its sole discretion), then Purchaser shall be under no obligation to purchase the New Senior Note and pay the New Purchase Price and, in such case, Purchaser shall return to the Company the New Senior Note, which shall not be considered issued and outstanding unless and until the New Closing has occurred (as evidenced by payment of the New Advance to the Company as provided above in this Section 2.1(c) on the New Closing Date).

E.The parties agree that all references to the “Senior Note” in clauses (a) and (b) of Section 2.2 of the Existing Purchase Agreement shall be deemed to refer to the Amended and Restated Note and the Second Senior Note.

F. Section 2.2 of the Existing Purchase Agreement is hereby amended by adding a new clause (c) to read in its entirety as follows:

“(c)Interest on the outstanding principal balance of the New Senior Note shall accrue at a rate per annum equal to eighteen percent (18.00%) on and after the New Closing Date until the principal amount of such Senior Note has been paid in full. All accrued and unpaid interest on the outstanding principal balance of the New Senior Note shall be due and payable on a monthly basis as further provided in the New Senior Note and on the Maturity Date, provided that upon any prepayment of the New Senior Note or any portion thereof, accrued and unpaid interest shall be payable with respect to the principal amount of the New Senior Note so prepaid on such date of prepayment.  After maturity, whether by acceleration or otherwise, interest shall accrue on the unpaid principal amount of the New Senior Note at the Default Rate as set forth in the New Senior Note and shall be payable on demand.”

G.The parties hereto acknowledge and agree that the prepayment incentive provisions in Section 2.3(c) of the Existing Purchase Agreement shall not apply in the case of optional prepayments of the New Senior Note.

H.The last sentence of Section 3.5 of the Existing Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Whenever any payment hereunder or under any Senior Note shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day and interest shall continue to accrue on such obligation until so paid.”

I.Section 7.14 of the Purchase Agreement is amended to include the Default Equity Shares (as such term is defined in the New Senior Note), such that all references in said Section to the Commitment Fee Shares shall be deemed to refer to both the Commitment Fee Shares (as defined in the

Exhibit 10.1

Original Purchase Agreement), the New Commitment Fee Shares (as defined in the First Omnibus Amendment) and the Default Equity Shares (as such term is defined in the New Senior Note).

2.Amendments to Security Documents.  Subject to the satisfaction of the conditions precedent in Section 4, the Security Documents are hereby amended as follows:

A.The Security Agreement is hereby amended as follows: (a) the term “Secured Obligations” as defined in the Security Agreement shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Company and the other Obligors under the Note Documents (including, without limitation, the Amended and Restated Note, the Second Senior Note and the New Senior Note), and (ii) the obligation of the Company to pay all amounts when due under the Amended and Restated Note, the Second Senior Note, the New Senior Note and the other Note Documents including, without limitation, all principal, accrued interest, fees and other amounts, (b) all references in the Security Agreement to the “Note” shall be deemed to refer to each Senior Note, and (c) all references in the Security Agreement to the “Note Documents” and the “Obligations” shall be deemed to refer to the Note Documents and Obligations as defined in the Purchase Agreement as amended hereby.

B.The Pledge Agreement is hereby amended as follows: (a) the term “Secured Obligations” as defined in the Pledge Agreement shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Company and the other Obligors under the Note Documents (including, without limitation, the Amended and Restated Note, the Second Senior Note and the New Senior Note) and (ii) the obligation of the Company to pay all amounts when due under the Amended and Restated Note, the Second Senior Note, the New Senior Note and the other Note Documents including, without limitation, all principal, accrued interest, fees and other amounts, (b) all references in the Pledge Agreement to the “Note” shall be deemed to refer to each Senior Note, and (c) all references in the Pledge Agreement to the “Note Documents” and the “Obligations” shall be deemed to refer to the Note Documents and the Obligations as defined in the Purchase Agreement as amended hereby.

3.Reaffirmation. Each of the Obligors hereby reaffirms (a) all of its obligations under the Transaction Documents to which it is a party to, including, without limitation, all of the outstanding indebtedness owing under the Amended and Restated Note and the Second Senior Note, and agrees that this Agreement, the New Senior Note and all documents, agreements and instruments executed in connection herewith and therewith and the consummation of the transactions contemplated hereby and thereby do not operate to reduce or discharge any Obligor’s obligations under such Transaction Documents or constitute a novation of any indebtedness or other obligations under any Transaction Documents, and (b) the continuing security interests in its respective assets granted in favor of the Purchaser pursuant to each of the Security Documents.  Each of the Obligors hereby (i) acknowledges and consents to the transactions contemplated by, and the execution and delivery of, this Agreement, the New Senior Note and the New Pay Proceeds Letter, (ii) in the case of the Subsidiary Guarantors, acknowledges and agrees that its guarantee of the Obligations includes, without limitation, all principal, interest, fees and other amounts now or hereafter due by the Company under each Senior Note and the other Note Documents, (iii) in the case of the Subsidiary Guarantors, ratifies all the provisions of, and reaffirms its obligations under, the guarantee set forth in Article 4 of the Purchase Agreement and each other Note Document to which it is a party and confirms that all provisions of each such document are and shall remain in full force and effect in accordance with its terms, and (iv) reaffirms the continuing security interests in its assets granted in favor of the Purchaser pursuant to the Security Documents.

Exhibit 10.1

4.Conditions Precedent: This Agreement shall not become effective until the satisfaction (or waiver by the Purchaser in its sole discretion, which such waiver must be in writing signed by Purchaser and specifically reference this Section 4) of each of the following conditions:

A.Documentation.  The Purchaser shall have received, on or prior to the Fourth Amendment Effective Date, the following, each in form and substance satisfactory to the Purchaser and its counsel:

(i)counterparts of this Agreement duly executed by each Obligor;

(ii)the New Senior Note, duly executed by the Company; and

(iii)the New Pay Proceeds Letter, duly executed by the Company.

B.Payment of Purchaser Fees and Expenses.  The Company shall have paid to the Purchaser on the New Closing Date a commitment fee in the amount of $150,000, together with Purchaser’s fees and expenses in the amounts as set forth in the New Pay Proceeds Letter, which fees and expenses are to be deducted from the proceeds of the New Advance as per this Agreement and the New Pay Proceeds Letter.  The commitment fee shall be fully earned and non-refundable when so paid.

C.No Default, Etc.  No Default or Event of Default shall exist.

D.Representations Accurate.  All representations and warranties made by the Obligors contained herein or in any other Transaction Document shall be true and correct in all material respects on and as of the date hereof.  In addition to the foregoing, the Obligors hereby represent and warrant to the Purchaser that (i) since the Original Closing Date, no material default, breach or other violation has occurred under or with respect to any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents), and (ii) no material default, breach or other violation shall arise under any Material Contract (including, without limitation, the Existing Senior Secured Debt Documents) as a result of the Obligors’ execution, delivery and performance of this Agreement, the Debt Exchange Agreement, the Amended and Restated Note, the Warrant Amendment (as defined in the Debt Exchange Agreement) and the other Transaction Documents, including, without limitation, the consummation of the Debt Exchange and the other transactions contemplated by the Debt Exchange Agreement.

E.Secretary’s Certificates.  Purchaser shall have received (a) a Secretary Certificate for the Company, together with attached copies of the certificate of formation, organization or jurisdictional equivalent of each such Person and all amendments thereto certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, together with the bylaws, operating agreement or equivalent document, in each case, certified by the relevant secretary or manager of such Person as of a recent date; (b) good standing certificates or jurisdictional equivalent for each such Person, issued by the relevant Secretary of State and or equivalent governmental authority in which such Person is organized, in each case as of a recent date; (c) a copy of resolutions adopted by the governing board of the Company and each Subsidiary Guarantor, authorizing the execution, delivery and performance of this Agreement, and in the case of the Company, the New Senior Note and other related transaction documents; and (d) specimen signatures of the officers or members of the Company executing the New Senior Note, certified as genuine by the relevant secretary or manager of such Person.

F.Opinion.  Purchaser shall have received a favorable legal opinion of counsel to the Company covering such matters relating to the transactions contemplated hereby and by the New Senior Note as Purchaser may reasonably request, and in form and scope reasonably satisfactory to Purchaser and its counsel.

Exhibit 10.1

5.Release.  Each of the Obligors hereby remise, release, acquit, satisfy and forever discharge the Purchaser and its respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Purchaser of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Purchaser and its respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Purchaser (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to any of the Transaction Documents (including this Agreement) through the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of the such Releasee.  Without limiting the generality of the foregoing, the Obligors waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Purchaser or other Releasees on or prior to the date hereof; provided, that the foregoing clause shall not apply to a Releasee in the event of fraud or willful misconduct of such Releasee.

6.This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.This Agreement shall be deemed and shall constitute a “Note Document” and “Transaction Document” as such terms are defined in the Purchase Agreement. Except as modified and amended herein, the Purchase Agreement, the Security Agreement and the Pledge Agreement remain in full force and effect.

8.This Agreement is limited to the specific amendments and terms set forth herein and shall not constitute a modification, acceptance or waiver of any other provision of the Note Documents or a waiver of any Event of Default.

9.Reaffirmation of Security Interest.

Each of the Obligors hereby confirms and agrees that:  (i) all security interests and liens granted to Purchaser under the Security Documents continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Purchaser and Permitted Liens.  Nothing contained herein or in any other Transaction Document is intended to impair or limit the validity, priority and extent of the Purchaser’s security interest in and liens upon the Collateral.

10.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

[SIGNATURE PAGES TO FOLLOW]

Exhibit 10.1

IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth Omnibus Amendment and Reaffirmation Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

COMPANY: STaffing 360 solutions, inc. By: /s/ Brendan Flood_________ Name: Brendan Flood Title: Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By: /s/ Brendan Flood_________

Name: Brendan Flood

Title:   President and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By: /s/ Brendan Flood_________

Name:  Brendan Flood

Title:    President and Chief Executive Officer

Exhibit 10.1

Staffing 360 Georgia, LLC

By: /s/ Brendan Flood_________

Name:  Brendan Flood

Title:    President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By: /s/ Brendan Flood_________

Name:  Brendan Flood

Title:    President

KEY RESOURCES, INC.

By: /s/ Brendan Flood_________

Name: Brendan Flood

Title:   President and Chief Executive Officer

PURCHASER:

JACKSON INVESTMENT GROUP, LLC

By: /s/ Richard L. Jackson______

Name:  Richard L. Jackson

Title:    Chief Executive Officer